SCHEDULE 14A INFORMATION

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TD WATERHOUSE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[TD WATERHOUSE LOGO]

TD Waterhouse Group, Inc.

NOTICE OF 2000

ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY
STATEMENT

Meeting Date: March 2, 2000

TD Waterhouse Group, Inc.

100 Wall Street
New York, New York 10005

January 28, 2000

[TD WATERHOUSE LOGO]
TD Waterhouse Group, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

      I am pleased to invite you to the Annual Meeting of Stockholders to be held on March 2, 2000, at 11:00 a.m. at the New York Marriott Financial Center, 85 West Street, New York, New York (the “Annual Meeting”) for the following purposes:

1.	To elect three Directors each to serve for a three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2000 fiscal year; and

3.	To transact such other business as may be properly brought before the meeting.

      Stockholders of record at the close of business on January 19, 2000, will be entitled to notice of and to vote at the Annual Meeting.

      If you are not able to attend the Annual Meeting in person, we request that you designate the proxies named on the enclosed card to vote your shares. This will ensure that your common stock will be represented at the Annual Meeting. The Proxy Statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

By Order of the Board of Directors,

[RICHARD H. NEIMAN SIGNATURE]

Richard H. Neiman
Executive Vice President,
General Counsel and Secretary

January 28, 2000

New York, New York

GENERAL INFORMATION ABOUT VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
Members of the Board of Directors
ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
MANAGEMENT RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE RETURN
EXECUTIVE COMPENSATION TABLES
I. Summary Compensation Table
II. OPTION/SAR GRANTS IN LAST FISCAL YEAR
III. AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED OCTOBER 31, 1999
Employment Agreements
RETIREMENT BENEFITS AND TERMINATION ARRANGEMENTS
ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR
OTHER MATTERS

PROXY STATEMENT

PROXY STATEMENT

      Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the Proxies named in the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. “We,” “our,” “TD Waterhouse” and the “Company” refer to TD Waterhouse Group, Inc. The Proxy Statement is first being sent to our stockholders on or about January 28, 2000.

GENERAL INFORMATION ABOUT VOTING

      Who Can Vote. You are entitled to vote your Common Stock if our records showed that you held your shares as of January 19, 2000. At the close of business on that date, a total of 376,419,200 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

      Voting By Proxies. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by using the toll free telephone number or the Internet voting site listed on the Proxy Card or by signing, dating and mailing the Proxy Card in the postage paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. When you use the telephone system or our Internet voting site, the system verifies that you are a stockholder through the use of a unique Personal Identification Number that is assigned to you. The procedure allows you to instruct the Proxies how to vote your shares and to confirm that your instructions have been properly recorded. Specific directions for using the telephone and Internet voting systems are on the Proxy Card. Whichever of these methods you select to transmit your instructions, the Proxies will vote your shares in accordance with those instructions. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not now aware of any matters to be presented other than those described in this Proxy Statement.

      If any matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions.

      How You May Revoke Your Proxy Instructions. To revoke your proxy instructions, you must advise the Secretary in writing before your Common Stock has been voted by the Proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the Proxies, you should revoke or amend your prior instructions in the same way you initially gave them — that is, by telephone, Internet or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

      How Votes Are Counted. The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, a nominee that is a broker may vote on matters which the New York Stock Exchange determines to be routine. As a brokerage firm, TD Waterhouse Investor Services, Inc. may vote its customers’ unvoted shares on routine matters. However, because TD Waterhouse Investor Services, Inc. is voting on Company proposals, it must follow a stricter set of New York Stock Exchange rules. Specifically, TD Waterhouse Investor Services, Inc. can vote unvoted shares of the Company held in brokerage accounts only in the same proportion as all other stockholders vote. If a nominee cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter. Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

      Cost of this Proxy Solicitation. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit stockholders for their proxies, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their customers who are beneficial owners and obtaining their voting instructions.

      Attending the Annual Meeting. If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. The lower portion of the Proxy Card is your admission ticket. IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK HELD BY A BROKER, BANK OR OTHER NOMINEE (I.E., IN “STREET NAME”), YOU WILL NEED PROOF OF OWNERSHIP TO BE ADMITTED TO THE MEETING. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote in person your Common Stock held in street name, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

PROPOSAL 1:  ELECTION OF DIRECTORS

Members of the Board of Directors

      Our Charter and By-laws provide that the number of Directors on our Board of Directors shall be not less than five or more than twenty (as fixed from time to time by resolution of a majority of the Board of Directors) and require the division of the Board of Directors into three separate classes with staggered terms of three years each. The Board of Directors is presently comprised of nine Directors. Three Directors are to be elected at the Annual Meeting to hold office for a three-year term. Mr. Petrilli’s, Mr. See’s and Mr. Thompson’s directorships expire this year.

      In the following biographies and the remainder of the Proxy Statement, TD Bank means The Toronto-Dominion Bank. Each of our Directors has served as a director of TD Waterhouse since our initial public offering in 1999.

      The following are the nominees to the Board of Directors:

Name, Principal Occupation and Business Experience	Age

Frank J. Petrilli	49
Mr. Petrilli is the President and Chief Operating Officer and a Director of TD Waterhouse. Mr. Petrilli is also currently an Executive Vice President of TD Bank Financial Group. Since 1997, Mr. Petrilli has served as President and Chief Executive Officer, TD Waterhouse Holdings, Inc. and from 1998 to 1999 as a Senior Vice President, TD Bank Financial Group. Mr. Petrilli joined TD Waterhouse Holdings, Inc. in 1995 as President and Chief Operating Officer. Prior to joining TD Waterhouse Holdings, Inc. Mr. Petrilli served in senior management positions at American Express, including President and Chief Operating Officer of American Express Centurion Bank (a wholly owned subsidiary of American Express), from 1988 to 1995.

John G. See	42
Mr. See is the Vice Chairman of the Board of Directors of TD Waterhouse and the President and Chief Executive Officer of TD Waterhouse Investor Services (Canada), Inc. From 1995 to 1999, Mr. See served as President and Chief Operating Officer of TD Waterhouse Investor Services (Canada), Inc., formerly, Green Line Investor Services, Inc. and since 1995 as Senior Vice President, TD Bank Financial Group. Mr. See joined TD Bank in 1981 and since then has held various positions of increasing responsibility in the Corporate and Investment Banking Group in Houston, New York and London.

John M. Thompson	57
Mr. Thompson is Senior Vice President and Group Executive for IBM’s Software Group, where he manages the company’s worldwide software business. Mr. Thompson has development and marketing responsibility for IBM’s Internet, Software Solutions and Network Computing Software divisions, as well as Lotus Development Corp. and Tivoli Systems. Mr. Thompson is also a director of TD Bank and Hertz Corporation. Mr. Thompson has held numerous management positions during his 32-year IBM tenure including President and Chief Executive Officer of IBM Canada Ltd. and Corporate Vice President, Marketing and Services and Senior Vice President of IBM’s Server Group.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES AS DIRECTORS.

      Vote Required. Directors must be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

      General Information About The Nominees. All of the nominees are currently Directors of the Company. Each has agreed to be named in this Proxy Statement, and to serve if elected. All of the nominees were Directors in 1999.

      All nominees are actively involved in community and charitable affairs. The age indicated in each nominee’s biography is as of March 2, 2000 and all other biographical information is as of the date of this Proxy Statement.

      Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board of Directors may also choose to reduce the number of Directors to be elected, as permitted by our By-laws.

      Set forth below are the members of the Board of Directors whose terms of office continue beyond the Annual Meeting:

Name, Principal Occupation and Business Experience	Age

Class I Directors with terms expiring in 2002:

A. Charles Baillie	60
Mr. Baillie is the Chairman of the Board of Directors of TD Waterhouse. Since 1998, Mr. Baillie has served as Chairman and Chief Executive Officer of TD Bank. Mr. Baillie joined TD Bank in 1972 and since then has occupied various positions including President & Chief Executive Officer. Mr. Baillie is also a director of Cadillac Fairview Corporation, Dana Corporation and Texaco Inc.

Dr. Wendy Dobson	58
Dr. Dobson is Professor and Director, Institute for International Business at the University of Toronto. Dr. Dobson served as Associate Deputy Minister of Finance in the Canadian government and as Canada’s “G-7 Deputy” between 1987 and 1989. Between 1981 and 1987, she was President of the C.D. Howe Institute, Canada’s leading independent economic policy research institution. Dr. Dobson is also a director of DuPont Canada Inc., IBM Canada Ltd., MDS Inc., TransCanada PipeLines Ltd. and TD Bank, and is a member of several international networks including the Trilateral Commission and the Pacific Trade and Development network (PAFTAD).

Leo J. Hindery, Jr.	52
Mr. Hindery is the Chairman and Chief Executive Officer of GlobalCenter, Inc., a web hosting and e-commerce services provider. Prior to joining GlobalCenter, Inc., Mr. Hindery served as the President and Chief Executive Officer of AT&T Broadband & Internet Services, which was formed out of the March 1999 merger of Tele-Communications, Inc. (“TCI”) into AT&T and which encompasses all of AT&T’s domestic local telephone, video and data services operations. Previously, Mr. Hindery was President of TCI, to which position he was elected on March 1, 1999. Prior to joining TCI, Mr. Hindery was Managing General Partner of InterMedia Partners, the nation’s ninth largest multiple cable system operator, which he founded in 1988. Mr. Hindery is also a director of Sybase, Inc. and Tanning Technology Corp.

Class II Directors with terms expiring in 2001:

Stephen D. McDonald	43
Mr. McDonald is the Deputy Chairman of the Board of Directors and the Chief Executive Officer of TD Waterhouse and is Vice Chair of TD Bank Financial Group. Mr. McDonald joined TD Bank in 1983 and since then has occupied various positions, including Vice Chair, Group Administration; Executive Vice President, Corporate Banking; and Senior Vice President, USA Division, Corporate and Investment Banking Group.

Name, Principal Occupation and Business Experience	Age

Lawrence M. Waterhouse	62
Mr. Waterhouse founded TD Waterhouse Investor Services, Inc. and has served as its Chairman since its inception in 1978. In addition, Mr. Waterhouse has served as Chairman of TD Waterhouse Holdings, Inc. since its inception in 1987 and served as its Chief Executive Officer from 1987 to 1998. Mr. Waterhouse has also served as Chairman of TD Waterhouse Bank, N.A. since its inception in 1994.

Steven B. Dodge	54
Mr. Dodge is Chairman and Chief Executive of American Tower Corporation, a leading independent owner and operator of communication towers in the U.S. American Tower was formed in 1995 as a subsidiary of American Radio Systems Corporation, a publicly traded radio company, of which Mr. Dodge was a founder and Chief Executive Officer. Prior to his involvement with American Radio, Mr. Dodge was the founder and Chief Executive Officer of American Cable Systems, a publicly traded television company, which was merged into Continental Cable (now Media One) in 1998. Mr. Dodge is also a director of WebLink Wireless Inc.

ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors. TD Waterhouse is governed by a Board of Directors which meets throughout the year. During the year ended December 31, 1999, there were seven meetings of the Board of Directors. All of the Directors, including the nominees, attended at least 75% of the meetings of the Board of Directors and committees on which they served in that year.

      Committees of the Board of Directors. The Board of Directors has two principal committees. The following charts describe for each committee the functions, current membership, and number of meetings held during the year ended December 31, 1999. Both Mr. Hindery and Mr. Dodge qualify as independent directors.

Audit Committee

Number of Meetings
Functions	Current Members	in 1999

• Review the financial reports and other financial information provided by the Company to any governmental body or to the public	Leo J. Hindery, Jr. (Chairman) Steven B. Dodge	One
• Review the Company’s systems of internal controls regarding finance, accounting, legal/compliance and ethics that management and the Board of Directors have established
• Review the Company’s auditing, accounting and financial reporting processes generally

Management Resources Committee

Number of Meetings
Functions	Current Members	in 1999

• Review and approve executive compensation policies and practices and recommend major changes in the Company’s benefits plans	John M. Thompson (Chairman) Steven B. Dodge Leo J. Hindery, Jr.	One
• Review significant organization changes and monitor succession plans

      Directors’ Compensation. Directors who are officers of TD Waterhouse or TD Bank do not receive any fees for their services as Directors. Each non-employee Director receives an annual retainer of $25,000 and $1,000 for each meeting of the Board of Directors of TD Waterhouse and each Board committee meeting attended. In June 1999, Messrs. Dodge, Hindery and Thompson and Dr. Dobson each were granted options to purchase 5,000 shares of Common Stock of the Company at an exercise price of $24 per share. Directors are reimbursed for their out-of-pocket expenses in connection with their service on the Board of Directors. The Company maintains directors and officers insurance for its Directors in connection with their service on the Board of Directors.

PRINCIPAL STOCKHOLDERS

      The following table shows the number of shares of Common Stock beneficially owned as of December 31, 1999 by each Director, the Executive Officers named in the Summary Compensation Table, all Directors and Executive Officers as a group and owners of more than 5% of the Company’s outstanding Common Stock. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Securities Exchange Act of 1934, by Directors and Executive Officers as a group totals less than 1% of the outstanding Common Stock. No Director or Executive Officer beneficially owns any TD Waterhouse preferred stock.

	Amount and Nature of		Percent of
Name and Address of Individual	Beneficial Owner		Common Stock(1)

A. Charles Baillie	3,000	(2)	*
The Toronto-Dominion Bank
Toronto-Dominion Bank Tower
Toronto Dominion Center
Toronto, Ontario, M5K 1A2

Stephen D. McDonald	55,000	(3)	*
TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 10005

Frank J. Petrilli	52,758	(4)	*
TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 10005

John G. See	30,000		*
TD Waterhouse Group, Inc.
Canadian Pacific Tower
P.O. Box 1
Toronto Dominion Center
Toronto, Ontario M5K 1A2

Lawrence M. Waterhouse, Jr.	10,000		*
TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 10005

Dr. Wendy K. Dobson	2,000		*
Institute for International Business
University of Toronto
Joseph L. Rutman School of Management
135 St. George Street
Toronto, Ontario M5S 3E6

Steven B. Dodge	12,500		*
American Tower Corporation
116 Huntington Avenue — 11th Floor
Boston, MA 02116

Leo J. Hindery, Jr.	0		*
GlobalCenter, Inc.
141 Caspian Court
Sunnyvale, CA 94089

John M. Thompson	20,000		*
IBM Corporation
P.O. Box 100, Route 100
Somers, NY 10589

Richard H. Neiman	6,660	(5)	*
TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 10005

	Amount and Nature of	Percent of
Name and Address of Individual	Beneficial Owner	Common Stock(1)

B. Kevin Sterns	5,000	*
TD Waterhouse Group, Inc.
100 Wall Street
New York, NY 10005

TD Bank	333,000,000 (6)	88.5%
Toronto-Dominion Bank Tower
Toronto Dominion Center
Toronto, Ontario M5K 1A2

All Directors and Executive Officers as a group (18 persons)	260,847	*

*	less than 1%

(1)	Based on 376,419,200 shares of Common Stock outstanding as of December 31, 1999. Shares of Common Stock subject to options that are exercisable within 60 days of December 31, 1999 are deemed beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.

(2)	These shares of Common Stock are beneficially owned by 1260514 Ontario Inc, a company subject to Mr. Baillie’s control. Mr. Baillie is the indirect beneficial owner of these shares.

(3)	The amount reported includes 20,000 shares of Common Stock held pursuant to a deferred compensation plan administered by TD Bank.

(4)	The amount reported includes 6,758 shares of Common Stock held pursuant to the Company’s profit sharing plan.

(5)	The amount reported includes 1,660 shares of Common Stock held pursuant to the Company’s profit sharing plan.

(6)	The amount reported represents both direct and indirect holdings of Common Stock and includes 36,000,000 shares of Common Stock issuable upon the exercise of certain exchangeable preference shares of TD Waterhouse Investor Services (Canada) Inc., a wholly-owned subsidiary of the Company (the “Exchangeable Shares”), which were issued to TD Bank and its wholly-owned subsidiary TD Securities, Inc., in connection with TD Bank reorganizing its discount brokerage operations into TD Waterhouse Group, Inc. in 1999 (the “Reorganization”). Pursuant to the Reorganization, 4,991,002 shares of Common Stock were issued to TD Bank and 292,008,998 shares of Common Stock and one Special Voting Preferred Share were issued to TD Waterhouse Holdings, Inc. (“TDWH”), a wholly-owned subsidiary of TD Bank. TD Bank, as the parent company of TDWH, is the indirect beneficial owner of the 328,008,998 shares of Common Stock and one Special Voting Preferred Share held by TDWH.

EXECUTIVE COMPENSATION

MANAGEMENT RESOURCES COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

      Oversight responsibility for TD Waterhouse’s executive compensation program has been delegated by the Board of Directors to the Management Resources Committee (the “Committee”), which consists solely of non-employee Directors. As part of its mandate, the Committee advises the Board of Directors on the appointment and remuneration of TD Waterhouse’s senior officers, including the executive officers named on the Summary Compensation Table (the “Named Executive Officers”). The Committee has met once since the Reorganization. The Committee is providing the following report on TD Waterhouse’s executive compensation policies and the relationship of TD Waterhouse’s performance to executive compensation.

      In June 1999, TD Bank reorganized its discount brokerage operations into TD Waterhouse Group, Inc. (the “Reorganization”). Information regarding executive compensation provided in this Proxy Statement includes compensation paid by TD Bank prior to the Reorganization. Prior to the Reorganization, the business units comprising TD Waterhouse were wholly-owned by TD Bank and executive compensation, including the compensation of TD Waterhouse’s Chief Executive Officer, for the fiscal year ended October 31, 1999, was determined in accordance with the policies of TD Bank.

      Following the Reorganization, the compensation terms for the Named Executive Officers were reviewed and approved by the Committee.

     Executive Compensation Policies

      TD Waterhouse’s executive compensation program has three components, including base salary, annual incentive compensation paid in cash and long term, equity-based incentive compensation. Together these components form a comprehensive strategy for achieving the following objectives with respect to TD Waterhouse’s senior officers, including the Named Executive Officers:

I.	To attract and retain highly qualified management;

II.	To motivate performance by linking incentive compensation to the achievement of business objectives and financial performance;

III.	To align management and shareholder interests; and

IV.	To encourage retention of key resources for the succession of TD Waterhouse management.

      The total compensation mix is structured to place a significant portion of the executives’ compensation at risk, based on individual, business unit and TD Waterhouse performance as well as market practice.

      The Committee references competitive data provided by outside consultants to assist in determining the level and mix of executive compensation. The Committee reviews other companies whose size, rates of growth and financial returns are similar to the Company’s, including some of the companies in the Dow Jones Securities Brokerage Group Index.

     Salary

      The Committee approves the salary programs for all levels of TD Waterhouse employees and recommends to the Board of Directors the total compensation of the Company’s Chief Executive Officer and President, based on competitive industry data for the markets in which TD Waterhouse operates. The Committee references data provided by independent consultants to determine appropriate salary ranges for the Named Executive Officers. A particular executive’s actual salary will be set based on this competitive review and the executive’s performance and level of experience. Salary increases to the executive officers in fiscal 1999 were consistent with the base salary programs approved by the Board of Directors for all TD Waterhouse employees. Commencing October 1, 1999, the salaries of Messrs. McDonald, Petrilli and See were set pursuant to employment agreements.

Annual Incentives

      TD Waterhouse provides annual incentives to its executive officers. The amount of awards for 1999 was based on Company and individual performance. It is the intention of the Company to introduce an Executive Bonus Plan for fiscal 2000. This plan will provide incentive compensation based on stated financial objectives and individual performance.

Long Term Compensation

      During 1999, the Committee granted stock options to the Company’s executive officers under the 1999 TD Waterhouse Stock Incentive Plan. In addition, to recognize the affiliation of the Company’s executive officers with TD Bank, a small portion of each executive officer’s long term incentive compensation was in the form of option grants to purchase common shares of TD Bank under the Toronto-Dominion 1993 Stock Option Plan (the “TD Stock Option Plan”).

  1999 TD Waterhouse Stock Incentive Plan

      Immediately prior to the Reorganization, the Board of Directors of the Company adopted the 1999 TD Waterhouse Stock Incentive Plan. The stock incentive plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to executives and other employees. In addition, TD Waterhouse may also grant performance-based awards, deductible under Section 162(m) of the Internal Revenue Code, based on the attainment of written, objective performance goals established by the Committee for a certain performance period. The Committee determines whether performance goals are met, the amount of the performance-based award and the time of payment.

  Stock Option Plan

      In addition to the 1999 TD Waterhouse Stock Incentive Plan, executive officers of the Company are also eligible to receive options to purchase shares of TD Bank, pursuant to the TD Stock Option Plan. The TD Stock Option Plan is designed to align executive and shareholder interests and focus executives on long term value creation. Options may be exercised at the strike price, which is the closing market price on the trading day prior to the date of grant. The executives’ compensation is linked directly to the appreciation in the price of TD Bank’s common shares. The options become exercisable over four years and expire after ten years.

  Long Term Incentive Plan

      Prior to the introduction of the Stock Option Plan, TD Bank provided equity-based compensation to selected officers under the Long Term Incentive Plan (“LTIP”), which has two components. The first component under this Plan provides for Stock Appreciation Rights, which were similar to TD Bank’s stock options, whereby phantom stock options were issued at a market price and were redeemed for the appreciation in value four to eight years after issuance. These phantom stock options have been discontinued where stock options can be issued but may be issued in locations outside of the U.S. where the TD Bank cannot issue stock options.

      The second LTIP component provides for Restricted Share Units. These Units are issued at a base price of zero and are redeemed at market price three years after issuance. Units are granted to selected high potential officers for retention and succession planning purposes.

  Long Term Capital Plan

      Certain executive officers of the Company who also work for TD Securities, Inc. or the corporate banking division of TD Bank participate in TD Bank’s Long Term Capital Plan (the “LTC Plan”). On a phantom basis, employees are granted a percentage of the total capital invested in the business. This equity compensation focuses officers on the sustainable profitability of the business by providing the opportunity to share in the return generated. This return is based on earnings in excess of a return on equity threshold set annually. Payout of awards is deferred to provide retention. Participants are not eligible to participate in any other long term incentive programs which may be offered by TD Bank.

      Units vest over two years after grant, with the redemption value based on market conditions and business unit performance in that fiscal year. Vested units can be redeemed, and the value withdrawn from the LTC Plan, in increments of  1/3 over the course of three years. Proceeds from the payments made pursuant to the LTC Plan may be used to purchase shares of Common Stock of the Company pursuant to TD Bank’s Future Builder’s Program.

Compensation of the Chief Executive Officer

      For 1999, the compensation of the Company’s Chief Executive Officer, Stephen D. McDonald, was determined in accordance with the policies of TD Bank. As the majority of Mr. McDonald’s time was allocated to TD Bank business during 1999, his compensation was covered 75% by TD Bank and 25% by the Company.

      The review of Mr. McDonald’s performance covers accountabilities such as leadership, strategy, management development and succession, employee relations, risk, customer service and quality, financial performance of the Company and communications. Based on this review, the Committee determines changes to the Chief Executive Officer’s compensation. In 1999, Mr. McDonald received a bonus of 250.5% of his base salary.

      Equity based compensation was provided under the 1999 TD Waterhouse Stock Incentive Plan and the TD Stock Option Plan. Mr. McDonald’s 1999 grants of options to purchase 202,000 shares of the Company’s Common Stock, which includes the granting of options to purchase 177,000 shares of the Company’s Common Stock in December 1999, and 130,000 TD Bank common shares, are competitive with grants made by comparable businesses that compete in the same market.

      The amount of bonus and options awarded to Mr. McDonald is appropriate for his level of responsibility and ensures Mr. McDonald’s compensation is aligned with the Company’s objectives and is reflective of performance.

Executive Stock Ownership Requirements

      TD Waterhouse’s stock ownership requirements for the executive officers, including the Named Executive Officers, further align management and shareholder interests. These minimum stock holding requirements are proportionate to the executive’s compensation and position in the Company. By October 31, 2000, TD Waterhouse Common Stock holdings representing a multiple of 3 times base salary are required for the Chief Executive Officer; 2 times base salary for the President and Chief Operating Officer; 1.5 times base salary for the Vice Chair; and  1/2 to 1 times base salary for the Executive Vice Presidents and Senior Vice Presidents. By October 31, 2004, TD Waterhouse Common Stock holdings representing a multiple of 10 times base salary are required for the Chief Executive Officer; 8 times base salary for the President and Chief Operating Officer; 6 times base salary for the Vice Chair; and 2 to 4 times base salary for the Executive Vice Presidents and Senior Vice Presidents. By October 31, 2004, of the total amount of shares of the Company and TD Bank held by each executive officer of the Company, 75% must be in the Company’s Common Stock and 25% must be in shares of TD Bank.

Tax Law Limits on Executive Compensation

      Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. Accordingly, the 1999 TD Waterhouse Stock Incentive Plan received stockholder approval in June 1999. The Company believes that while it is generally in the best interests of its stockholders to structure compensation plans so that compensation is deductible under Section 162(m), there may be times when the benefit of the deduction would be outweighed by other corporate objectives, such as the need for flexibility.

      The Committee will continue to monitor issues concerning the tax deductibility of executive compensation and will take appropriate action if we believe it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, our Committee is prepared, if we believe it is appropriate, to enter into compensation arrangements or provide compensation under which payments may not be deductible under Section 162(m). Tax deductibility will not be the sole factor we consider in determining appropriate levels or types of compensation.

Submitted by the Management Resources Committee:

John M. Thompson (Chairman)

Steven B. Dodge
Leo J. Hindery, Jr.

COMPARISON OF CUMULATIVE RETURN

      Below is a line graph that compares the percentage change in the cumulative total stockholder return of TD Waterhouse’s Common Stock against the cumulative total return of the stocks making up an industry peer group and the Standard & Poor’s 500 Index during the period from June 22, 1999 (the date prior to the Company’s initial public offering) through December 31, 1999.

      The results are based on an assumed $100 invested on June 22, 1999 and the reinvestment of dividends. The Company includes the following companies in its Industry Peer Group:

      •  Ameritrade Holding Corporation

      •  The Charles Schwab Corporation

      •  DLJdirect

      •  E*Trade Group, Inc.

      •  National Discount Brokers Group, Inc.

      All of the companies listed in the Industry Peer Group are publicly traded firms engaged in the securities brokerage business.

[PERFORMANCE CHART]

			Standard & Poor’s 500
	TD Waterhouse Group, Inc.	Industry Peer Group	Index

6/22/99	100	100	100
7/31/99	72	88	99
10/31/99	53	65	102
12/31/99	69	72	110

EXECUTIVE COMPENSATION TABLES

      The following table shows compensation information for the Company’s Chief Executive Officer and the next four most highly compensated Executive Officers of the Company for the fiscal years ended October 31, 1999 and 1998. Prior to the Reorganization, such officers were paid by TD Bank or its subsidiaries.

I.  Summary Compensation Table

		Annual Compensation					Long-Term Compensation

							Restricted	Securities
						Other Annual	Stock	Underlying		LTIP
Name and Principal		Salary		Bonus		Compensation(1)	Awards(2)	Options Granted		Payouts
Position	Year	($)		($)		($)	($)	(#)		($)

Stephen D. McDonald	1999	$300,037	(4)	$760,204	(4)	$135	N/A	202,000(5)(	6)	$614,194 (7)
Chief Executive Officer								130,000(8)
and Deputy Chairman	1998	$257,583	(4)	$296,196	(4)(9)*	$88	N/A	108,000(8)(	10)	N/A

Frank J. Petrilli	1999	$300,000		$1,250,000	**	N/A	N/A	202,500(5)		N/A
President and Chief								32,200(8)
Operating Officer	1998	$300,000		$1,000,000	*	N/A	8,000	26,800(8)(	10)	N/A

John G. See	1999	$167,785	(11)	$337,838	(11)**	$1,501	N/A	124,000(5)		N/A
Vice Chairman								32,300(8)
	1998	$135,814	(11)	$186,821	(11)*	$569	N/A	26,800(8)(	10)	N/A

Richard H. Neiman	1999	$240,000		$200,000	**	N/A	N/A	39,500(5)		N/A
Executive Vice President,								12,200(8)
General Counsel & Secretary	1998	$230,000		$115,000	*	N/A	N/A	10,200(8)(	10)	N/A

B. Kevin Sterns	1999	$190,000		$175,000	**	N/A	N/A	39,500(5)		N/A
Executive Vice President								12,200(8)
and Chief Financial Officer	1998	$174,918		$135,000	*	N/A	N/A	10,200(8)(	10)	N/A

[Additional columns below]

[Continued from above table, first column(s) repeated]

All Other
Name and Principal	Compensation(3)
Position	($)

Stephen D. McDonald	$1,710
Chief Executive Officer
and Deputy Chairman	$1,578

Frank J. Petrilli	$20,303
President and Chief
Operating Officer	$20,342

John G. See	$1,209
Vice Chairman
$1,188

Richard H. Neiman	$20,303
Executive Vice President,
General Counsel & Secretary	$20,342

B. Kevin Sterns	$20,303
Executive Vice President
and Chief Financial Officer	$20,342

(1)	The value of perquisites and benefits for each Named Executive Officer is less than the lesser of $50,000 and 10% of total annual salary and bonus. The amounts quoted in this column represent the taxable benefits on reduced rate loans for Mr. McDonald and Mr. See. Messrs. McDonald and See received these payments in Canadian Dollars. The amounts indicated for Messrs. McDonald and See in U.S. Dollars for 1999 were calculated using the average exchange rate of 1.49 Canadian Dollars for each U.S. Dollar for the period of October 31, 1998 through October 31, 1999. The amounts indicated for Messrs. McDonald and See in U.S. Dollars for 1998 were calculated using the average exchange rate of 1.472 Canadian Dollars for each U.S. Dollar for the period of October 31, 1997 through October 31, 1998.

(2)	The aggregate holdings and value of restricted share units of TD Bank on October 31, 1999, are as follows:

	# of Units	Value on October 31, 1999

F. Petrilli	8,000	$184,500

Dividend equivalents are not paid on these units. Units are redeemed on the 3rd anniversary of issuance. This represents an award granted in 1998 and has been adjusted to reflect a 2 for 1 TD Bank stock dividend paid July 31, 1999.

(3)	All figures in this column reflect 401(k) and profit sharing plan contributions, and life insurance premiums for U.S. residents and Employee Savings Plan contributions and life insurance premiums for Canadian residents. Messrs. McDonald and See received these payments in Canadian Dollars. The amounts indicated for Messrs. McDonald and See in U.S. Dollars for 1999 were calculated using the average exchange rate of 1.49 Canadian Dollars for each U.S. Dollar for the period of October 31, 1998 through October 31, 1999. The amounts indicated for Messrs. McDonald and See in U.S. Dollars for 1998 were calculated using the average exchange rate of 1.472 Canadian Dollars for each U.S. Dollar for the period of October 31, 1997 through October 31, 1998.

(4)	For fiscal 1999, Mr. McDonald received all of his salary and a portion of his bonus in Canadian Dollars. The amount indicated for Mr. McDonald’s salary in U.S. Dollars was calculated using the average exchange rate of 1.49 Canadian Dollars for each U.S. Dollar for the period of October 31, 1998 through October 31, 1999. The amount indicated for Mr. McDonald’s bonus in U.S. Dollars was calculated using the exchange rate of 1.47 Canadian Dollars for each U.S. Dollar, on December 9, 1999, the date the bonus was awarded. For fiscal 1998, Mr. McDonald received all of his salary and bonus in Canadian Dollars. The amounts indicated for Mr. McDonald’s salary and bonus in U.S. Dollars for 1998 were calculated using the average exchange rate of 1.472 Canadian Dollars for each U.S. Dollar for the period of October 31, 1997 through October 31, 1998.

(5)	Represents options to purchase shares of Common Stock of the Company.

(6)	This amount includes options to purchase 177,000 shares of Common Stock of the Company issued to Mr. McDonald in December 1999 in connection with the Company’s initial public offering which occurred in June 1999.

(7)	This amount represents a payment to Mr. McDonald on November 19, 1998, pursuant to an award made in 1996 under TD Bank’s Long Term Capital Plan. The payment was in Canadian Dollars and this amount represents the amount paid in U.S. Dollars at the exchange rate of 1.55 Canadian Dollars for each U.S. Dollar as of the date the payment was awarded.

(8)	This amount represents options to purchase common shares of TD Bank.

(9)	Mr. McDonald elected to defer a portion of his bonus equal to $31,590 into phantom share units of TD Bank as part of its Senior Executive Deferred Share Unit Plan.

(10)	Adjusted to reflect a 2 for 1 TD Bank stock dividend paid July 31, 1999.

(11)	For fiscal 1999, Mr. See received all of his salary and bonus in Canadian Dollars. The amount indicated for Mr. See’s salary in U.S. Dollars was calculated using the average exchange rate of 1.49 Canadian Dollars for each U.S. Dollar for the period of October 31, 1998 through October 31, 1999. The amount indicated for Mr. See’s bonus in U.S. Dollars was calculated using the exchange rate of 1.48 Canadian Dollars for each U.S. Dollar, on December 2, 1999, the date the bonus was awarded. For fiscal 1998, Mr. See received all of his salary and bonus in Canadian Dollars. The amounts indicated for Mr. See’s salary and bonus in U.S. Dollars for 1998 were calculated using the average exchange rate of 1.472 Canadian Dollars for each U.S. Dollar for the period of October 31, 1997 through October 31, 1998.

*	Awarded on December 10, 1998.

**	Awarded on December 2, 1999.

1999 TD Waterhouse Stock Incentive Plan

      The 1999 TD Waterhouse Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to employees, directors or consultants of TD Waterhouse or our affiliates. A maximum of 9% of the outstanding shares of Common Stock may be subject to awards under the stock incentive plan. The maximum number of shares of Common Stock for which options and stock appreciation rights may be granted during a calendar year to any participant will be one million. The number of shares issued or reserved pursuant to the 1999 TD Waterhouse Stock Incentive Plan (or pursuant to outstanding awards) is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the common stock.

      Administration. The stock incentive plan is administered by the Management Resources Committee (the “Committee”), which may delegate its duties and powers to any subcommittee thereof consisting solely of two or more individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor section thereto). The Committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the stock incentive plan and the manner in which such awards will vest. In addition, the Committee may also grant performance-based awards, deductible by us under Section 162(m), based on the attainment of written, objective performance goals approved by the Committee for a performance periods, established by the Committee while the outcome for such period is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates (or, if less, the number of days which is equal to 25% of the relevant performance period). The Committee shall determine whether performance goals are met, the amount of the performance-based award and the time of payment.

      Options. The Committee determines the exercise price for each option; provided, however, that options must have an exercise price that is at least equal to the fair market value of the common stock on the date the option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns common stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in (1) cash, (2) by the surrender of a number of shares of common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, (3) a combination of cash and common stock (as qualified by clause (2)); or (4) through the delivery of irrevocable instruments to a broker to deliver promptly to us an amount equal to the exercise price for the shares being purchased.

      Stock Appreciation Rights. The Committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (1) the fair market value of the common stock on the date the stock appreciation right is granted or, in the case of a stock appreciation right granted in conjunction with an option, the exercise price of the related option and (2) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Generally, each stock appreciation right shall entitle a participant upon exercise to an amount equal to (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, times (2) the number of shares of common stock covered by the stock appreciation right. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash (any common stock valued at fair market value), all as shall be determined by the Committee.

      Transferability. Unless otherwise determined by the Committee, awards granted under the stock incentive plan are not transferable other than by will or by the laws of descent and distribution.

      Change in Control. In the event of a change of control (as defined in the stock incentive plan), (1) any outstanding awards then held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to the change of control and (2) the Committee may make provision for a cash payment to the holder of an award in consideration for the cancellation of the award.

      Amendment and Termination. Our Board of Directors may amend, alter or discontinue the stock incentive plan in any respect at any time, but no amendment (1) without the approval of our shareholders, can increase the total number of shares of common stock reserved for the purposes of the stock incentive plan or change the maximum number of shares of common stock for which awards may be granted to any participant or (2) can impair any awards previously granted or deprive an option holder, without his or her consent, of any common stock previously acquired.

      Tax Consequences. Generally, we are entitled to a deduction equal to the compensation recognized by the holder for our taxable year that ends with or within the taxable year in which the holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

TD Bank Stock Option Plan

      TD Bank adopted the Toronto-Dominion 1993 Stock Option Plan in 1993.

      The stock option plan permits the grant of stock options to management employees of TD Bank and its subsidiaries. A maximum of 21 million common shares of TD Bank may be subject to the stock option plan. The aggregate number of common shares for which options may be granted to any single participant shall not exceed 5% of the total number of issued and outstanding shares. The number of common shares issued or reserved pursuant to the stock option plan (or outstanding options) is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the common shares. Common shares that are subject to options that expire, terminate or lapse will again be available for option or grant under the stock option plan.

      Administration. The stock option plan is administered by the TD Bank Management Resources and Compensation Advisory Committee of the Board of Directors of TD Bank. This committee may appoint the Chairman, President or the senior officer of TD Bank responsible for human resources to act on its behalf and in accordance with its determinations to administer the stock option plan. The committee has the sole discretion to determine the employees to whom options may be granted under the stock option plan and the terms, conditions and limitations of each grant.

      Exercise. The exercise price for each option shall be the closing price of the common shares on the Toronto Stock Exchange on the last date on which common shares were traded before the date the option was granted. An option holder may exercise an option by written notice and payment of the exercise price; provided, that no option may be exercised later than 10 years after the date upon which it was granted.

      Transferability. Options granted under the stock option plan are not transferable other than by will or by the laws of descent and distribution.

      Change in Control. In the event of a change in control (as defined in the stock option plan), all options not exercisable shall immediately become exercisable in full.

      Amendment and Termination. The Board of Directors of TD Bank may amend or terminate the stock option plan in any respect at any time, but no amendment (1) shall be implemented without the approval of the shareholders of TD Bank, if such approval is required by any regulatory authorities or stock exchanges or (2) can impair any previously granted without his or her consent.

II.  OPTION/SAR GRANTS IN LAST FISCAL YEAR

			Percent of
	Number of		Total Options/SARs				Grant Date
	Securities Underlying		Granted to				Present
	Options/SARs Granted		Employees in 1999	Exercise or Base		Expiration	Value(1)(2)
Name	(#)		(%)	Price ($/Share)		Date	($)

Stephen D. McDonald	25,000	(3)	*	$24.00		June 28, 2009	$350,000
	177,000	(3)(4)	5.3%	$24.00		June 28, 2009	$2,478,000
	130,000	(5)	2.6%	$16.51	(6)	December 10, 2008	$520,000

Frank J. Petrilli	37,500	(3)	1.1%	$24.00		June 28, 2009	$525,000
	165,000	(3)	5.0%	$24.00		June 28, 2009	$2,310,000
	32,200	(5)	*	$16.51	(6)	December 10, 2008	$128,800

John G. See	25,000	(3)	*	$24.00		June 28, 2009	$350,000
	99,000	(3)	3.0%	$24.00		June 28, 2009	$1,386,000
	32,200	(5)	*	$16.51	(6)	December 10, 2008	$128,800

Richard H. Neiman	6,000	(3)	*	$24.00		June 28, 2009	$84,000
	33,500	(3)	1.0%	$24.00		June 28, 2009	$469,000
	12,200	(5)	*	$16.51	(6)	December 10, 2008	$24,000

B. Kevin Sterns	6,000	(3)	*	$24.00		June 28, 2009	$84,000
	33,500	(3)	1.0%	$24.00		June 28, 2009	$469,000
	12,200	(5)	*	$16.51	(6)	December 10, 2008	$24,000

 *   less than 1%

(1)	Grant date present value is based on the number of options granted multiplied by the Black-Scholes value at time of issue, which was $14 for the options to purchase Common Stock of the Company and $4 for the options to purchase common shares of TD Bank.

(2)	There is no assurance that the values actually realized upon the exercise of these options will be at or near the present values shown in the table as of the date of grant. The Black-Scholes option pricing model is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as about the dividend yield on the Common Stock and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. However, an optionee can realize an option’s value before maturity only by exercising and thereby sacrificing the option’s remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of the performance of our Common Stock, which will be influenced by future events and unknown factors.

(3)	These option awards for fiscal 1999 were granted for shares of TD Waterhouse Common Stock. The first 25% of the award becomes exercisable on June 28, 2000, the second 25% on June 28, 2001, the third 25% on June 28, 2002, and the final 25% on June 28, 2003.

(4)	These options were granted to Mr. McDonald in December 1999 in connection with the Company’s initial public offering which occurred in June 1999.

(5)	These option awards for fiscal 1999 were granted for TD Bank common shares. The first 25% of the award is presently exercisable. The second 25% of this award becomes exercisable on December 10, 2000, the third 25% on December 10, 2001, and the final 25% on December 10, 2002.

(6)	The exercise price of these options to purchase TD Bank common shares has been converted from Canadian Dollars using the exchange rate on the grant date of December 10, 1998 of 1.54 Canadian Dollars for each U.S. Dollar.

III.  AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED OCTOBER 31, 1999

Option Values as of October 31, 1999

      The following table sets forth certain information concerning TD Waterhouse stock option exercises and TD Bank stock option exercises during the last fiscal year by the Named Executive Officers and unexercised options held by such officers at the end of the last fiscal year.

				Number of Securities				Value of
				Underlying				Unexercised
				Unexercised				In-The-Money
				Options/SARs				Options/SARs
	Securities			At Fiscal Year End				At Fiscal Year End
	Acquired			(#)				($)
	on Exercise		Value Realized
Name	(#)		($)	Exercisable		Unexercisable		Exercisable		Unexercisable

Stephen D. McDonald	0	(1)	$0	0	(1)	202,000	(1)(3)	$0	(4)	$0	(4)
	0	(2)	$0	151,000	(2)	211,000	(2)	$2,083,152	(5)	$913,889	(5)

Frank J. Petrilli	0	(1)	$0	0	(1)	202,500	(1)	$0	(4)	$0	(4)
	0	(2)	$0	22,200	(2)	67,800	(2)	187,065	(2)	$399,087	(5)

John G. See	0	(1)	$0	0	(1)	124,000	(1)	$0	(4)	$0	(4)
	0	(2)	$0	87,200	(2)	75,800	(2)	$1,225,462	(5)	$520,935	(5)

Richard H. Neiman	0	(1)	$0	0	(1)	39,500	(1)	$0	(4)	$0	(4)
	0	(2)	$0	8,550	(2)	25,850	(2)	$72,319	(5)	$152,699	(5)

B. Kevin Sterns	0	(1)	$0	0	(1)	39,500	(1)	$0	(4)	$0	(4)
	15,000	(2)	$363,250	21,650	(2)	27,950	(2)	$277,925	(5)	$187,645	(5)

(1)	Options to purchase shares of Common Stock of the Company issued in fiscal 1999.

(2)	Options to purchase TD Bank common shares.

(3)	This amount includes options to purchase 177,000 shares of Common Stock of the Company which were granted to Mr. McDonald in December 1999 in connection with the Company’s initial public offering which occurred in June 1999.

(4)	The closing price of the Company’s Common Stock on the New York Stock Exchange on October 29, 1999 was $12.625.

(5)	The closing price of TD Bank common shares on the New York Stock Exchange on October 29, 1999 was $23.0625.

Employment Agreements

      On October 1, 1999, we entered into employment agreements with Stephen D. McDonald, our Chief Executive Officer, Frank J. Petrilli, our President and Chief Operating Officer, and John See, our Vice Chairman. The employment agreements provide for the payment of a base salary of Cdn.$450,000, US$300,000 and Cdn.$250,000 to Messrs. McDonald, Petrilli and See, respectively, and an annual bonus to be determined by the Committee. Pursuant to each of their employment agreements, Messrs. McDonald and See receive their base salary, and a portion or all of any bonus, in Canadian Dollars. Pursuant to each employment agreement, the base salary may be increased, from time to time, as may be determined in the sole discretion of the Committee. The employment agreements are for a term of three years and will be automatically extended for an additional one-year period unless either party provides the other party 90 days’ prior written notice before the then current termination date. The employment agreements will terminate prior to their scheduled termination date in the event of the employee’s death or disability. Either party may terminate the employment agreement with or without cause (as such term is defined in each of the employment agreements). If Messrs. McDonald, Petrilli or See are terminated by the Company without cause, subject to their compliance with certain non-competition, non-solicitation and confidentiality provisions set forth in each of their employment agreements, they shall be entitled to (a) payment of their base salary earned to the date of termination, and (b) continued payment of their base salary and the average of their annual bonus (calculated based on the prior 2 years) until 24 months after the termination date (the “Severance Package”). If Messrs. McDonald, Petrilli or See resign from their employment with us, we may elect in our sole discretion to pay them the Severance Package, along with their employee health benefits until 24 months after the termination date (12 months for Messrs. McDonald and See), subject to their compliance with certain non-competition, non-solicitation and confidentiality provisions set forth in each of their employment agreements.

RETIREMENT BENEFITS AND TERMINATION ARRANGEMENTS

      Retirement income arrangements have been entered into with Messrs. McDonald, See and Sterns, which supplement the defined benefit pension payable from the pension plan for Canadian employees and the pension attributable to the profit sharing plan for U.S. employees, maintained by the Company. Similar arrangements have not been entered into with Messrs. Neiman and Petrilli. Under these arrangements, each participating officer is entitled, upon retirement, to receive a benefit based on 2% per year of service (to a maximum of 35 years) of the average of the final three year’s salary minus an adjustment for Canadian or, where applicable, U.S. social security benefits. These amounts payable include the annual lifetime benefits under the Pension Fund Society or, where applicable, the profit sharing plan. The maximum annual benefit payable to participating officers will be the greater of (A) 50% (60% in the case of Mr. McDonald) of the average of the highest five consecutive years of salary and incentive compensation payments in the last ten years of service, or (B) 70% of the average of the final three years of salary.

      Messrs. McDonald, See and Sterns are expected to have attained the maximum years of service credit at 2019, 2020 and 2006, respectively.

      Benefits earned in respect of service in Canada are determined and paid in Canadian Dollars. Similarly, benefits earned in respect of service in the U.S. are determined and paid in U.S. dollars. These retirement benefits are payable for life. Upon death, reduced payments continue to the surviving spouse.

      Tables I and II show the standard annual pension benefits payable to the Named Executive Officers who participate in the supplementary retirement income arrangements described above at age 63 for the various salary/service combinations shown in the table. The amounts in Table I reflect the exclusion of payments of U.S. Social Security benefits. The amounts in Table II pension plans reflect the exclusion of payments from Canada or Quebec Pension Plans. These benefits are reduced for those who retire earlier than age 62.

Table I

Offset for U.S. Social Security Benefits

	Years of Service

Final Average Base Salary	15	20	25	30	35

$ 100,000	$22,939	$30,585	$38,231	$45,878	$53,524

$ 200,000	$52,939	$70,585	$88,231	$105,878	$123,524

$ 300,000	$82,939	$110,585	$138,231	$165,878	$193,524

$ 400,000	$112,939	$150,585	$188,231	$225,878	$263,524

$ 500,000	$142,939	$190,585	$238,231	$285,878	$333,524

$ 600,000	$172,939	$230,585	$288,231	$345,878	$403,524

$ 700,000	$202,939	$270,585	$338,231	$405,878	$473,524

$ 800,000	$232,939	$310,585	$388,231	$465,878	$543,524

$ 900,000	$262,939	$350,585	$438,231	$525,878	$613,524

$1,000,000	$292,939	$390,585	$488,231	$585,878	$683,524

Table II

Offset for Canada Pension Plan/ Quebec Pension Plan Benefits

	Years of Service

Final Average Base Salary	15	20	25	30	35

$ 100,000	$27,375	$36,500	$45,625	$54,751	$63,876

$ 200,000	$57,375	$76,500	$95,625	$114,751	$133,876

$ 300,000	$87,375	$116,500	$145,625	$174,751	$203,876

$ 400,000	$117,375	$156,500	$195,625	$234,751	$273,876

$ 500,000	$147,375	$196,500	$245,625	$294,751	$343,876

$ 600,000	$177,375	$236,500	$295,625	$354,751	$413,876

$ 700,000	$207,375	$276,500	$345,625	$414,751	$483,876

$ 800,000	$237,375	$316,500	$395,625	$474,751	$553,876

$ 900,000	$267,375	$356,500	$445,625	$534,751	$623,876

$1,000,000	$297,375	$396,500	$495,625	$594,751	$693,876

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS

AND EXECUTIVE OFFICERS

      Section 16(a) Beneficial Ownership Reporting Compliance. Our Directors and Executive Officers file reports with the Securities and Exchange Commission and the New York Stock Exchange indicating the number of shares of any class of our equity securities they owned when they became a Director or Executive Officer and, after that, any changes in their ownership of our equity securities. Copies of any of these reports must also be provided to us. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based solely upon our review of copies of the reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended October 31, 1999, all filing requirements applicable to its officers, Directors and ten percent stockholders were complied with in a timely manner, except the initial reports of beneficial ownership on Form 3 of A. Charles Baillie, Stephen D. McDonald, Lawrence M. Waterhouse, Jr., Frank J. Petrilli, John G. See, Dr. Wendy Dobson, Steven B. Dodge, Leo J. Hindery, Jr., John M. Thompson, Joseph N. Barra, John H. Chapel, A. Wayne Kyle, Gerard O’Mahoney, Bharat B. Masrani, Richard H. Neiman, B. Kevin Sterns, TD Bank and TD Waterhouse Holdings, Inc.

Management Resources Committee Interlocks and Insider Participation

      No member of the Management Resources Committee is or ever was a TD Waterhouse officer or employee. No member of this committee is, or was during 1999, an executive officer of another company whose board of directors has a comparable committee on which one of TD Waterhouse’s Executive Officers serves.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In the ordinary course of business, we use the services of, and engage in transactions with, our parent, TD Bank, and various of its other subsidiaries. We believe that these transactions were on terms that were at least as favorable to us as would have been available from other service providers.

A.  Certain Transactions Between Us and TD Bank

      TD Bank owns approximately 88.5% of our outstanding common stock, including shares issuable upon exchange of certain exchangeable preference shares issued to TD Bank in connection with the Reorganization.

      TD Bank provides services to our Canadian operations, such as office space, equipment purchase and maintenance, human resources and employee pension and benefits, audit, tax planning and reporting, legal, compliance, banking, risk management, telecommunications, technology research and development. Our subsidiary TD Waterhouse Investor Services (Canada), Inc. (“TD Waterhouse Canada”) provides clearing services to TD Bank at commercial rates. TD Bank, as our affiliate, provides banking products and services to our Canadian customers. TD Waterhouse Canada pays TD Bank a referral fee for customers introduced by TD Bank’s retail bank branches. In addition, the services of any employees who were transferred to us, but remained with TD Bank on a transitional basis, were also made available to us. Both we and TD Bank will continue to make available to each other those personnel who provided executive and support services to each other prior to the Reorganization.

      In addition, National Investor Services, Corp., a subsidiary of the Company, provides clearing services to a U.S. affiliate of TD Bank and receives clearing fees at rates approximating those charged to third-party introducing brokers.

      We believe the fees and other amounts paid by and to us under the above arrangements approximate the amounts that would be paid if such arrangements were provided by unaffiliated third parties.

Master Services Agreement

      In connection with the Reorganization, we and TD Bank entered into an inter-company master services agreement with respect to services provided by TD Bank to us (primarily to TD Waterhouse Canada) and vice-versa. The master services agreement provides that such services are provided in exchange for fees which, generally, (1) in the case of services purchased by TD Bank from third parties for us are based upon the incremental cost charged by such third parties to TD Bank and (2) in the case of services directly provided by TD Bank to us, are based on estimated or actual cost, including a reasonable allocation of direct and indirect overhead cost incurred by TD Bank, plus, unless otherwise agreed, a reasonable profit margin. The master services agreement may be terminated by either party on one year’s notice. The services are made available on an “as needed” basis. This arrangement provides us with the flexibility to bring “in-house” services we currently receive from TD Bank if it is suitable to do so. In the performance of these services, TD Bank may enter into contracts with third parties as our agent.

      The purpose of the master services agreement is to ensure that TD Bank and we provide services to each other in the scope and manner which are generally consistent with practices prior to the Reorganization, having regard to the various assets and employees transferred to us pursuant to the Reorganization. The primary services provided by TD Bank to us are described below in more detail.

  Office Space

      TD Bank makes available to our Canadian operations space within certain buildings leased or owned by TD Bank. We are required to indemnify TD Bank against certain liabilities in respect of the use of this space. In addition, if we request, TD Bank will enter into leases with third parties as agent for us and on our behalf for premises which are solely used for our Canadian operations. We will indemnify TD Bank in connection with all obligations under these leases.

  Equipment Purchase and Maintenance

      TD Bank purchases on behalf of TD Waterhouse such equipment, furniture and office supplies as requested by our Canadian operations and, in addition, provides equipment and furniture maintenance services.

  Human Resources and Employee Pension and Benefits

      Human resources and employee pension and benefit services are limited to policy, executive compensation and corporate development.

  Audit, Tax Planning and Reporting, Legal and Compliance

      TD Bank provides high level tax and internal audit services for TD Waterhouse Canada, and assists in the development of corporate budgets. TD Bank provides legal services to our non-U.S. operations and, with the office of the General Counsel of TD Waterhouse, directs legal matters and proceedings of TD Waterhouse. The employees primarily responsible for TD Waterhouse Canada’s compliance functions were transferred to and became employees of TD Waterhouse Canada in the Reorganization. TD Bank provides management oversight and executive support of compliance functions.

  Banking

      TD Bank provides customary banking services to TD Waterhouse Canada.

  Risk Management

      TD Bank provides high level risk management oversight of our credit, concentration and risk management policies.

  Telecommunications, Technology Research and Development

      TD Bank continues to make available to us its in-house technology infrastructure, facilities and expertise, including its applications research and development capabilities.

  Termination

      Either party may terminate the master services agreement by providing a minimum of one year’s notice to the other party. The agreement may also be terminated by either party immediately and without notice in the event that the other party enters into proceedings in bankruptcy, insolvency, reorganization, liquidation, dissolution or any other similar proceeding.

Credit Arrangements

      Under a separate agreement, which was recently canceled, TD Bank made available to TD Waterhouse Canada credit at market rates in the form of a standby subordinated loan facility required for regulatory compliance.

Securities Trading and Related Issues

      TD Bank, through a subsidiary, provides to TD Waterhouse Canada trade execution for equities and fixed income securities, as well as sales channel access through its retail branch network for new accounts. TD Waterhouse Canada provides clearing and custodial services to TD Bank’s Canadian non-discount broker subsidiaries. We provide to TD Bank various management and technology-related support for its securities-related non-discount broker businesses.

B.  Certain Transactions between Us and TD Waterhouse Bank, N.A.

      TD Waterhouse Bank, N.A. (“TD Waterhouse Bank”) was established in 1994 primarily to offer deposit and loan products and other banking services to the customer base of TD Waterhouse Investor Services, Inc. Though TD Waterhouse Bank is not owned by us, TD Waterhouse Bank, as an affiliated company, continues to provide such banking products and services to our customer base. In addition to providing deposit and loan related products, TD Waterhouse Bank provides us with certain support services such as check and debit card processing. We in turn provide TD Waterhouse Bank with various marketing and administrative support services. These services include the marketing of TD Waterhouse Bank’s FDIC insured deposit accounts and various credit products. We also provide TD Waterhouse Bank with various executive and administrative support services, including providing office space, and audit, tax, human resource, employee benefits and legal services. The master services agreement includes the provision of these inter-company services.

C.  Tax-Sharing Agreement

      We are currently included in the TD Waterhouse Holdings, Inc. (“TDWH”) federal consolidated income tax group, and our federal income tax liability is included in the consolidated federal income tax liability of TDWH and its subsidiaries. In addition, in some cases our subsidiaries are also included with certain TDWH subsidiaries in combined, consolidated or unitary income tax groups for state and local tax purposes. In connection with the Reorganization, we and TDWH have entered into a tax-sharing agreement. Pursuant to this tax-sharing agreement, we and TDWH make payments between each other such that, with respect to any period, the amount of taxes to be paid by us, subject to certain adjustments, is determined as though we were the common parent of an affiliated group of corporations filing combined, consolidated or unitary (as applicable) federal, state and local returns rather than a consolidated subsidiary of TDWH with respect to federal, state and local income taxes (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of TDWH arising from an audit or otherwise). With respect to foreign tax credits and other tax attributes, our right to reimbursement is determined based on the usage of such tax attributes by the consolidated group.

      In determining the amount of tax-sharing payments under the tax-sharing agreement, TDWH will prepare or cause to be prepared pro forma returns with respect to federal and applicable state and local income taxes that reflect the same positions and elections used by TDWH in preparing the tax returns for TDWH’s consolidated group and other applicable groups. Under the tax-sharing agreement, TDWH continues to have all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), is the sole and exclusive agent for us in any and all matters relating to our income tax, franchise tax and similar liabilities, has the sole and exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state and local income tax returns (or amended returns), and has the power, in its sole discretion, to contest or comprise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on our behalf related to such return.

      In general, we will be included in TDWH’s consolidated group for federal income tax purposes for so long as TDWH beneficially owns at least 80% of the total voting power and value of our outstanding capital stock. Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax-sharing agreement allocates tax liabilities between us and TDWH as though we were the common parent of a separate affiliated group of companies, during the period in which we are included in TDWH’s consolidated group, we could be liable if any federal tax liability is incurred, but not discharged, by any other member of TDWH’s consolidated group.

D.  Extensions of Credit to Directors and Officers

      TD Bank, our parent, has made loans and extended credit, and expects in the future to make loans and extend credit, in the ordinary course of business to our Directors, officers and their associates, including corporations of which a Director is a director, officer or both.

      Directors and Executive Officers may maintain margin trading accounts with TD Waterhouse Investor Services, Inc. Extensions of credit in such accounts:

•	are made in the ordinary course of business,

•	are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and

•	do not involve more than the normal risk of collectibility or present other unfavorable features.

      Employees and Directors of the Company who engage in brokerage transactions at TD Waterhouse Investor Services, Inc. are charged $12 per trade for brokerage transactions, representing the standard commission rates for brokerage transactions which our customers pay through the use of our on-line services.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, as independent accountants to examine the financial statements of the Company and its subsidiaries for the year ending October 31, 2000, and to perform other appropriate accounting services. A resolution will be presented at the Annual Meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the Annual Meeting is needed to ratify the appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

      PricewaterhouseCoopers LLP has examined the financial statements of TD Waterhouse since 1999 and of TD Bank since 1969. A member of PricewaterhouseCoopers LLP will be present at the meeting and will be available to respond to appropriate questions by stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2000.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR

THE 2000 ANNUAL MEETING

Proxy Statement Proposals

      Under the rules of the Securities and Exchange Commission, proposals that stockholders seek to have included in the Proxy Statement for our next annual meeting of stockholders must be received by the Secretary of TD Waterhouse not later than September 30, 2000.

Other Proposals and Nominations

      Our By-laws govern the submission of nominations for Director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in TD Waterhouse’s Proxy Statement for that meeting. Under our By-laws, nominations for Director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of TD Waterhouse no later than the close of business on December 2, 2000 and not earlier than October 31, 2000. The notice must contain the information required by the By-laws.

      These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the Securities and Exchange Commission.

      A proxy granted by a stockholder will give discretionary authority to vote on any matters introduced pursuant to the above advance notice By-law provisions, subject to applicable rules of the Securities and Exchange Commission.

      Copies of our By-laws may be obtained from the Secretary.

OTHER MATTERS

      Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

By Order of the Board of Directors

[STEPHEN D. MCDONALD SIGNATURE]

Stephen D. McDonald
Chief Executive Officer and
Deputy Chairman

ANNUAL REPORT ON FORM 10-K

      The Company has filed an Annual Report on Form 10-K for fiscal 1999 with the Securities and Exchange Commission on January 28, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Mr. B. Kevin Sterns, Executive Vice President and Chief Financial Officer of the Company, at the Company’s principal offices located at:

100 Wall Street
New York, New York 10005

LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS OF

TD WATERHOUSE GROUP, INC.

DATE:   March 2, 2000

TIME:   11:00 a.m.

PLACE:	New York Marriott Financial Center
85 West Street
New York, New York

NOTE:  If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank or broker that holds your shares are examples of proof of ownership.

TD WATERHOUSE GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MARCH 2, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       This undersigned hereby appoints T. Rowe Price Trust Company (the “Trustee”), Trustee for the TD Waterhouse Holdings, Inc. 401(k) Plan (the “401(k) Plan”) and/or the TD Waterhouse Holdings, Inc. Profit Sharing Plan (the “Profit Sharing Plan”), as proxies, with power to act and with power of substitution, and hereby authorized the Trustee to represent and vote, as designated on the other side of this card, all the shares of Common Stock of TD Waterhouse Group, Inc. (the “Company”) allocated to the undersigned’s 401(k) Plan and/or Profit Sharing Plan on January 19, 2000 with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held March 2, 2000, at 11:00 a.m. at the New York Marriott Financial Center, 85 West Street, New York, New York, or any adjournment thereof.

      If you do not return the Form of Proxy, all Common Stock of the Company allocated to your 401(k) Plan and/or Profit Sharing Plan account(s) as of January 19, 2000 shall be voted by the Trustee in the same proportion as the voting instructions received from other participants of the 401(k) Plan and the Profit Sharing Plan unless, however, the Trustee determines that voting shares in that fashion would be an imprudent exercise of its fiduciary responsibility under ERISA.

(Continued, and to be marked, dated and signed, on the other side)

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YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Vote by internet at our Internet Address: http://www.eproxy.com/twe

or

2.	Call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If you wish to view future TD Waterhouse Group, Inc. Annual Reports and Proxy Statements on-line instead of receiving the printed documents, which will assist the Corporation in reducing future printing and mailing costs, please

•	visit ChaseMellon’s web site registration page at http://www.eproxy.com/twe

or

•	call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side

or

•	check the box on the signature side of the enclosed proxy card and return in the postage paid envelope provided.

This Proxy when properly executed will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1 and 2.

Please mark your votes like this	[X]

The Board of Directors recommends a vote FOR Items 1 and 2.

Item 1 — ELECTION OF CLASS III DIRECTORS

Nominees:		WITHHELD
	FOR	FOR ALL
01 Frank J. Petrilli 02 John G. See 03 John M. Thompson	[ ]	[ ]
WITHHELD FOR: (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

	FOR	AGAINST	ABSTAIN
Item 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS PRICEWATERHOUSECOOPERS LLP	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
Item 3 — IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING	[ ]	[ ]	[ ]
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			[ ]
I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.			[ ]

Signature	Additional Signature (if held jointly)	_Date

NOTE: Please sign exactly as name appears hereon. When signing if held jointly as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- *  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  *

VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE

** IF YOU WISH TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS BELOW **

YOUR INTERNET OR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR DIRECTION CARD

  •   You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

VOTE BY INTERNET:	THE WEB ADDRESS IS: http://www.eproxy.com/twe

VOTE BY PHONE:	CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

After entering your Control Number you will hear these instructions.

OPTION #1:  To vote as the Board of Directors recommends on ALL items:  Press 1

When asked, please confirm your vote by Pressing 1.

OPTION #2:  If you choose to vote on each item separately, press 0. You will hear these instructions:

Item (1):	To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen for instructions

Item (2):	To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

When asked, please confirm your vote by Pressing 1.

Consent to view Annual Reports and Proxy Statements on-line.

Press 1 to consent to view future Annual Reports and Proxy Statements for this account via the internet. You may revoke this consent at any time by giving written notice to the Corporation.

When asked, please confirm your consent by Pressing 1.

If you vote by internet or telephone, there is no need for you to mail in your proxy card.

THANK YOU FOR VOTING.

TD WATERHOUSE GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MARCH 2, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       This undersigned hereby appoints Stephen D. McDonald and Richard H. Neiman as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side of this card, all the shares of Common Stock of TD Waterhouse Group, Inc. (the “Company”) held of record by the undersigned on January 19, 2000 with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held March 2, 2000, at 11:00 a.m. at the New York Marriott Financial Center, 85 West Street, New York, New York, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------------------------------------------------------- *  FOLD AND DETACH HERE  *

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Vote by internet at our Internet Address: http://www.eproxy.com/twe

or

2.	Call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If you wish to view future TD Waterhouse Group, Inc. Annual Reports and Proxy Statements on-line instead of receiving the printed documents, which will assist the Corporation in reducing future printing and mailing costs, please

•	visit ChaseMellon’s web site registration page at http://www.eproxy.com/twe

or

•	call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side

or

•	check the box on the signature side of the enclosed proxy card and return in the postage paid envelope provided.

This Proxy when properly executed will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1 and 2.

Please mark your votes like this	[X]

The Board of Directors recommends a vote FOR Items 1 and 2.

Item 1 — ELECTION OF CLASS III DIRECTORS

Nominees:		WITHHELD
	FOR	FOR ALL
01 Frank J. Petrilli 02 John G. See 03 John M. Thompson	[ ]	[ ]
WITHHELD FOR: (Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

	FOR	AGAINST	ABSTAIN
Item 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS PRICEWATERHOUSECOOPERS LLP	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
Item 3 — IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING	[ ]	[ ]	[ ]
WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			[ ]
I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.			[ ]

Signature	Additional Signature (if held jointly)	_Date

NOTE: Please sign exactly as name appears hereon. When signing if held jointly as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- *  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  *

VOTE BY INTERNET OR TELEPHONE
QUICK * * * EASY * * * IMMEDIATE

** IF YOU WISH TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS BELOW **

YOUR INTERNET OR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR DIRECTION CARD

  •   You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

VOTE BY INTERNET:	THE WEB ADDRESS IS: http://www.eproxy.com/twe

VOTE BY PHONE:	CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

After entering your Control Number you will hear these instructions.

OPTION #1:  To vote as the Board of Directors recommends on ALL items:  Press 1

When asked, please confirm your vote by Pressing 1.

OPTION #2:  If you choose to vote on each item separately, press 0. You will hear these instructions:

Item (1):	To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen for instructions

Item (2):	To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

When asked, please confirm your vote by Pressing 1.

Consent to view Annual Reports and Proxy Statements on-line.

Press 1 to consent to view future Annual Reports and Proxy Statements for this account via the internet. You may revoke this consent at any time by giving written notice to the Corporation.

When asked, please confirm your consent by Pressing 1.

If you vote by internet or telephone, there is no need for you to mail in your proxy card.

THANK YOU FOR VOTING.